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                                                                    Exhibit 3.24

                      WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC
                              OPERATING AGREEMENT

      This Operating Agreement (the "Operating Agreement") dated as of October 31, 2000 (the "Effective Date") for WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC (the "Company" or "Wingfoot"), an Ohio limited liability company organized pursuant to Chapter 1705 of the Ohio Revised Code (the "Act"), is by and between THE GOODYEAR TIRE & RUBBER COMPANY ("Goodyear"), an Ohio corporation, and TREADCO, INC. ("Treadco"), a Delaware corporation and a wholly-owned subsidiary of Arkansas Best Corporation ("ABC"); (collectively, the "Parties").

      WHEREAS, Goodyear operates (i) commercial truck service center operations.
(ii) retreading services, and (iii) retail sales operations currently performed at Goodyear's Commercial Tire and Service Centers and the Brad Ragan Tire Centers (the "Goodyear Business") and ABC, through Treadco, sells and services commercial truck tires and provides retreading services under the trade name "Treadco" (the "Treadco Business") (collectively, the "Businesses"); and

      WHEREAS, the Parties have executed a Joint Venture Agreement (including the Exhibits and Schedules attached thereto, the "JV Agreement") dated as of September 13, 2000, providing for the creation of Wingfoot; and

      WHEREAS, the Parties desire to enter into, and the JV Agreement requires the execution of, this Operating Agreement; and

      WHEREAS, pursuant to the JV Agreement. Goodyear agrees to contribute assets and liabilities relating to the Goodyear Business and Treadco agrees to contribute assets and liabilities relating to the Treadco Business, to Wingfoot; and

      WHEREAS, the Parties desire to set forth in this Operating Agreement the terms, conditions, and provisions that will govern their relationship as Members and govern the management and operations of the Company.

      NOW THEREFORE; in consideration of these premises, the mutual covenants set forth herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows;

                                    ARTICLE I
                                  DEFINITIONS

      1.1 For purposes of this Operating Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

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      (a) Act. Chapter 1705 of the Ohio Revised Code and all amendments thereto.

      (b) Additional Member. A Person other than an Initial Member or a Substitute Member who has acquired a Membership Interest in the Company.

      (c) Admission Agreement. The Agreement between an Additional Member and the Company described in Section 8.5.

      (d) Articles of Organization. The Articles of Organization of the Company, as properly adopted, initially in the form of Exhibit A attached hereto and as amended from time to time by the Members and filed with the Secretary of State.

      (e) Assignee. A transferee of a Membership Interest who has not been admitted as a Substitute Member.

      (f) Board. The Board of Directors of the Company with the rights, duties and obligations as set forth in Article V.

      (g) Capital Account. The capital account maintained for a Member or Assignee determined in accordance with Article VII.

      (h) Capital Contributions. Any cash, property, services rendered, promissory note, or other binding obligation to contribute cash or property or to perform services made by or on behalf of a Member or an Assignee, which a Member contributes to the Company as capital in that Member's capacity as a Member in accordance with Article VII.

      (i) Certificate of Dissolution. A certificate issued by the Secretary of State certifying that the Company has been duly dissolved in accordance with the Act.

      (j) Code. The Internal Revenue Code of 1986. as amended from time to time, and any applicable provisions of the Regulations thereunder.

      (k) Commitment. The Capital Contribution that a Member or Assignee is obligated to make.

      (l) Company Liability. Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

      (m) Dissolution Event. An event, the occurrence of which will result in the dissolution of the Company under Article IX.

      (n) Entity. A for-profit corporation existing under the laws of the State or any other state and any of the following organizations existing under the laws of the State, the United States, or any other state: a business trust or association; a real estate investment trust; a

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common law trust; an unincorporated business or for profit organization, including a general or limited partnership; and a limited liability company.

      (o) Initial Members. Goodyear and Treadco

      (p) Loan Note. A promissory note of the Company described in Section 6.4.

      (q) Majority-in-Interest. In the case of an approval or consent required of the Members, an affirmative vote of Members with Membership Interests in the aggregate which exceed fifty percent (50%) of the total Membership Interests entitled to vote on that particular matter.

      (r) Members. Initial Members. Substitute Members, and Additional Members.

      (s) Membership Interest. A Member's share of the profits and losses of the Company and the right to receive Distributions from the Company as set forth on Exhibit B. Membership Interest is expressed as a percentage.

      (t) Net Profit or Net Loss. The net profit or net loss, as the case may be. of the Company for federal income tax purposes as determined by the Company's accountants.

      (u) Person. Any natural person, partnership. limited partnership, trust, estate, association, limited liability company, or corporation (profit or nonprofit): any custodian, nominee, trustee, executor, administrator, or other fiduciary; or any other individual or Entity in its own or representative capacity.

      (v) Proceeding. Any judicial or administrative trial, hearing, or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member, or other person subject to the jurisdiction of such court, arbitrator, or governmental agency.

      (w) Regulations. Except where the context indicates otherwise, the temporary or final regulations of the Department of the Treasury under the Code, as such regulations may be amended from time to time.

      (x) Secretary of State. The Secretary of State of the Slate of Ohio.

      (y) Substitute Member. An Assignee who has been admitted to all of the rights of membership pursuant to this Operating Agreement.

      (z) Taxable Disposition. A taxable disposition as defined in Section 7.2.

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                                   ARTICLE II
                                   FORMATION

      2.1 Organization. The Company will be organized as a limited liability company by filing the Articles of Organization, a copy of which is attached as Exhibit A, with the Secretary of State.

      2.2 Agreement. The Members executing this Operating Agreement hereby agree to the terms and conditions of this Operating Agreement, as it may, from time to time, be amended according to its terms. It is the express intention of the Members that this Operating Agreement and the provisions of the JV Agreement incorporated herein by reference shall be the sole source of agreement regarding the governance of Wingfoot and the Parties. Except to the extent a provision of this Operating Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Operating Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule.

      2.3 Name. The name of the Company is WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC. and all business of the Company shall be conducted under that name, unless otherwise determined pursuant to the provisions hereof.

      2.4 Effective Time. This Operating Agreement shall become effective on the Effective Date.

      2.5 Term. The duration of the Company shall be perpetual in accordance with the Act and this Operating Agreement unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Operating Agreement, or unless, pursuant to an amendment to this Operating Agreement, a new duration is specified.

      2.6 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that individual or corporation and location reflected in the written designation of an agent filed in the office of the Secretary of State. The Board of Directors (the "Board") may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

      2.7 Principal Office. The principal office" of the Company shall be located in fort Smith, Arkansas or such other location as the Board shall designate.

      2.8 Foreign Qualifications. The Company will qualify to do business in each jurisdiction where its business requires it to be so qualified as determined by the Officers. The Officers or their duly appointed agents shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Operating Agreement that arc necessary or appropriate to qualify, continue and terminate, as appropriate, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

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                                   ARTICLE III
                               NATURE OF BUSINESS

      3.1 Purpose of the Company. The Company has been formed for the purpose of operating commercial truck tire retail and commercial truck tire retreading service outlets in North America. In addition, the Company may engage in any lawful business related to commercial trucks or trucking or the sale and retreading of tires that is permitted by the Act or the laws of any jurisdiction in which the Company may do business.

      3.2 Acts of the Company. In order to achieve the purposes set forth in, and subject to. Section 3.1, the Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. Without limiting the generality of the foregoing, the Company may do all things permitted by law and exercise all authority within or incidental to the purposes stated in this Operating Agreement and the Articles of Organization.

                                   ARTICLE IV
                                    MEMBERS:
                         RIGHTS AND DUTIES: GOVERNANCE

      4.1 Identification of Members and Membership Interests. The names, addresses, and . Membership Interests of the Members are reflected on Exhibit B. as it may be amended from time to time.

      4.2 Voting. At all meetings of Members, every Member having the right to vote shall be entitled to vote in person, or by proxy or power of attorney appointed by an instrument in writing subscribed by such Member and bearing a date not more than eleven months prior to said o meeting, unless such instrument shall provide for a longer period. Each Member shall have a percentage vote equal to its Membership Interest. A facsimile copy of the proxy or power of attorney shall qualify as a writing, provided that the original copy shall be lodged with the records of the Company. Whenever any matter is required or allowed to be approved by the Members in this Operating Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting of the Members.

      4.3 Member Responsibilities. (a) The Members shall be exclusively responsible for the following actions:

                  (i)   Electing the Board pursuant to the provisions of Section
                        5.1 and conferring powers to operate and manage the Company upon the Board; and

                  (ii) any other acts on behalf of or with respect to the Company which under the Act would require action by the Members.

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            (b) All decisions and determinations of the Members shall be considered adopted if approved by a Majority-in-Interest of the Members, except that the following actions shall require the approval of those Members with Membership Interests in the aggregate which exceed seventy-five (75%) of the total Membership Interests entitled to vote on that particular matter:

                  (i) Amendment of the Articles of Organization, this Operating Agreement (except pursuant to Section 10.2), or any change in the Company's state or form of organization;

                  (ii) Merger or consolidation of the Company with another Person, regardless of whether the Company is the survivor of such merger, or the acquisition of all or part of the business or another person;

                  (iii) Sale, lease, transfer or other disposition of all or substantially all of the assets of the Company other than in the Ordinary Course of Business;

                  (iv)  Any change in the Company's capital structure;

                  (v) Any material change in the scope of business of the Company or any affiliate controlled by it (including by acquisition) beyond the permitted scope set forth in
                        Section 3.1 of this Operating Agreement; and

                  (vi) Any adjustment or allocation to any Member's Capital Account other than pursuant to the terms hereof.

      4.4 Notice. Written or printed notice of each meeting of the Members, whether annual or special, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes thereof, shall only be given to each Member of record of the Company entitled to vote at such meeting, by internationally recognized private courier service or by facsimile to the fax number listed on Exhibit B not less than three (3) days nor more than thirty
(30) days prior to the meeting.

      4.5 Membership Meetings Without Notice. If all Members are present and consent to the holding of a meeting, no notice or formal convening of such meetings shall be required and the meeting of Members may proceed immediately. No item not included in an agenda may be adopted unless all the Members are present and none of them have objected to such item.

      4.6 Membership Meetings by Telephone, Video or Electronically. Provided proper notice as contemplated in this Operating Agreement has been given, meetings of the Members may be held by means of telephone, video or other electronic communication facility if all persons participating in the meeting are able to communicate with each other simultaneously throughout the entire meeting.

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      4.7 Consent of Members in Lieu of Meeting. Whenever the vote of Members at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the applicable statutes, the Articles of Organization or this Operating Agreement the meeting and vote of Members may be dispensed with if all of the Members who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Any such writing may consist of several documents, in like form, each signed by one or more of the Members. Unless the contrary is stated therein, any such resolution or decision shall be deemed to have been passed on the date of the last signature by the Members signing such writing. A facsimile copy of the writing signed by a Member shall be acceptable evidence that such writing has been signed by the Member whose signature appears on it, provided that the original, copy shall thereafter be lodged with the records of the Company.

      4.8 Liability of Members. Except as otherwise provided under the Act, (a) the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and (b) neither the Members nor the Directors are personally liable to satisfy any judgment, decree, or order of a court for, or arc personally liable to satisfy in any other manner, a debt, obligation, or liability of the Company solely by reason of being a Member or Director.

      4.9 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member: (a) if that Member is an Entity, that it is duly organized, validly existing, and in good standing under the law of its stale of organization and that it has full organizational power to execute and deliver this Operating Agreement and to perform its obligations hereunder; (b) that the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; and (c) that the Member acknowledges that the interests have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

                                    ARTICLE V
                    BOARD OF DIRECTORS; COMPOSITION; DUTIES

      5.1 Board Composition. (a) The Board shall consist of seven (7) Directors. Treadco shall designate two (2) Directors and Goodyear shall designate five (5) Directors. The initial Directors shall be those individuals set forth on Exhibit
C. In addition, Goodyear shall appoint one of its designated Directors to serve as a Chairman of the Board and preside over Board meetings. The Company shall be managed under the direction of its Board, which shall exercise such powers and do such acts and things as are set forth herein, or as may be delegated to the Board from time to time by the Members of the Company. Such Directors shall be considered "Managers" for purposes of the Ohio Limited Liability Company Act.

            (b) Every Director of the Company, upon his election, shall qualify by accepting the office of Director, and his attendance at, or his written approval of the minutes of,

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any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

            (c) Directors need not be Members. Directors may be re-designated. In addition to the powers and authorities that this Operating Agreement and the Articles of Organization expressly confer upon it, the Board, subject to this
Article V, may exercise all such powers of the Company, and do all such lawful acts and things as are not by applicable statute or by the Articles of Organization or by this Operating Agreement directed or required to be exercised or done by the Members.

            (d) An individual who serves on the Board may voluntarily resign at any time by delivering written notice to the Members. In the event of the removal, death, complete disability, or resignation of any Director, the Member who designated such Director shall have the right to designate a substitute Director. Each Director may be removed from the Board with or without cause by the Member who designated such Director upon written notice to the other Members.

      5.2 Board Responsibilities. The Board shall have responsibility for (i) establishing policies and guidelines for the conduct of the business and affairs of the Company, (ii) supervising and directing the Officers (as herein defined), and (iii) making determinations with respect to certain other significant and extraordinary matters which have not been exclusively reserved to the Members by this Operating Agreement, including, without limitation:

            (a) changing the name of the Company or any affiliate controlled by it;

            (b)   changing the fiscal year of the Company;

            (c) changing the accounting principles of the Company, unless required (A) to conform to a change in the applicable national accounting rules applicable to the Company or (B) to permit Goodyear to consolidate the Company following a change in the applicable accounting rules;

            (d) declaring and paying any distributions to Members other than pursuant to the provisions of Article VII;

            (e) approving the terms of any material settlement involving the payment of consideration by the Company;

            (f) establishing salaries of and declaring bonuses to Officers and employees of the Company;

            (g)   electing and removing Officers;

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            (h)   enter into transactions, other than those which are not in the
                  Ordinary Course of Business or which are at prices that are not customarily charged, between the Company and either a Member or an affiliate of a Member;

            (i) change any benefit plans or arrangements offered by the Company to its employees;

            (j) select and remove the auditors or legal counsel of the Company; and

            (k) cause or permit the Company to furnish any collateral or issue a guarantee.

      All Directors of the Company's Board shall be entitled to receive all financial and other information regarding the Company's businesses. Unless otherwise required by law, the Articles of Organization or this Operating Agreement, all decisions of the Board shall be considered adopted if approved by a majority of the Directors.

      5.3 Meetings of the Board. (a) The meetings of the Board shall beheld (i) at such time and place either within or without the State of Ohio as shall he suggested or provided by resolution of the Members, or (ii) if not so suggested or provided for by resolution of the Members, at such time and place as shall be consented to in writing by a majority of the Directors, provided that written or printed notice of such meeting shall be given to each of the other Directors not so consenting in the same manner as provided in Section 4.4 of this Operating Agreement, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the Members at such time and place as shall be consented to in writing by all of the Directors.

            (b) Board meetings shall be held no less frequently than semi-annually, at such time and place as-determined in good faith by the Board. The Directors shall be given at least three (3) days advance written notice before a proposed meeting. Notice may be given by facsimile, e-mail, telegram or delivered personally. The notice shall specify the place, date and time and the proposed agenda in proper detail. If reasonable notice is given to all Directors, the Board may adopt resolutions or decisions without a formal meeting, if the Directors may communicate with each other simultaneously by means of telephone, video and other electronic communication facility. If all Directors are present and consent to the holding of a meeting and all the items on the proposed agenda, no notice or formal convening of a meeting shall be required and the meeting shall constitute presence in person at such meeting. Any meeting of the Board shall be a legal meeting without any notice thereof having been given to any Director who signs a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement. The Board may invite other persons not Directors to attend and/or participate in its meeting, such invited person not having a right to vote.

            (c) Each meeting shall include a report on all material actions taken and material decisions made since the preceding meeting and all material actions and decisions proposed.

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      5.4 Special Meetings. Special meetings of the Board may be called by any
Member or Director at any time on at least three (3) day's advance notice. The place may be within or without the State of Ohio as designated in the notice.

      5.5 Written Statement In Lieu of Meeting. A resolution or decision in writing, signed by all the Directors, shall be as valid and effectual as if such resolution or decision has been passed at a meeting duly convened and held. Any such writing may consist of several documents, in like form, each signed by one or more of the Directors. Unless the contrary is stated therein, any such resolution or decision shall be deemed to have been passed on the date of the latest signature by the Director signing such writing. A facsimile copy of the writing, signed by a Director, shall be acceptable evidence that such writing has been signed by the Director whose signature appears on that facsimile, provided that the original copy shall thereafter be lodged with the records of the Company. The provisions of this Section 5.5 regarding written statements in lieu of meetings shall also apply to committees of the Board.

      5.6 Proxies. At any meeting of the Board, any Director may be represented and vote by proxy or proxies appointed by an instrument in writing.

      5.7 Standing or Temporary Committees. Without prejudice to any powers vested in the Members under this Operating Agreement, the Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, such committee to consist of two or more Directors of the Company, including at least one Director nominated by each of Goodyear and Treadco.

      5.8 Compensation. No fees will be paid to or such fees shall be waived by any individuals for serving on the Board. The Board or any affiliate controlled by it may, by resolution, provide for reimbursement of expenses incurred by Directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any member from serving this Company or affiliate controlled by it in any other capacity and receiving his regular compensation therefor. Service on any standing committees will be similarly treated as stated above for service on such Boards.

      5.9 Indemnification of Directors and Officers. Subject to applicable law, the Company shall indemnify and advance expenses to each present and future Director or Officer of the Company (and, in either case, his heirs, estate, executors or administrators) to the full extent allowed by the laws of the State of Ohio, both as now in effect and as hereafter adopted. The Company shall also have the power to contract with any Officer or agent for whatever additional indemnification the Board shall deem appropriate.

      5.10 Representation of the Company. The Board in accordance with the Articles of Organization may grant to individual Directors or Officers the authority to represent the Company alone by power of attorney, resolution or otherwise, subject to the limitations set out in this Operating Agreement. If the grant of authority or power of attorney from the Board specifically authorizes, such Directors or Officers may sub-delegate their authority to others.

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Such Directors or Officers shall take into account all outstanding resolutions of the Members or Board when carrying out any action representing the Company.

      5.11 Agents. Subject to the limitations set forth in the Agreement, the Board from time to time may also appoint agents for the Company as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board.

      5.12 Duties of Directors May be Delegated. If any Director of the Company shall be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of that Director to any other Director, or to any other agent or employee of the Company or other responsible person, provided the Member who appointed that Director consents.

      5.13 Officers.

            (a) Initial Officers. The initial Officers and the offices they hold shall be those individuals and offices set forth on Exhibit C.

            (b) Delegation of Authority. The Board may elect or appoint one or more of the following Officers who shall have the following powers and duties, in addition to any other powers and duties as determined by the
      Board:

                  (i) The President. The President will be the Chief Executive
            Officer of the Company with such general executive powers and duties of supervision and management of the business of the Company and he shall carry into effect all directions and resolutions of the Board, and shall have such other duties, powers and authority as may be delegated to him by the Board.

                  Unless the Board otherwise provides, the President may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the Company.

                  (ii) Vice President. A Vice President may be elected or
            appointed by the Board. In the absence of the President or in the event of his disability, inability or refusal to act, the Vice President shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may from time to time prescribe.

                  (iii) Secretary and Assistant Secretaries. The Secretary and
            any Assistant Secretary shall be elected or appointed by the Board. The Secretary may attend all sessions of the Board and all meetings of the Members, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Company to be kept for that purpose. He shall perform

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

            like duties for the executive and other standing committees requested by the Board or any such committee to do so.

                  It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the Members and of the Board, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in this Operating Agreement.

                  The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in the State of Ohio, or elsewhere, are so maintained.

                  The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Operating Agreement or from time to time by the Board or the President of the Company, under whose direct supervision he shall be.

                  In the absence of the Secretary or in the event of his
            disability, inability or refusal to act, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.

                  (iv) Treasurer. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Company, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall keep, or cause to be kept, all books belonging to the Company and shall keep, or cause to be kept, all other books of account and accounting records of the Company. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board or by any officer of the Company to whom such authority has been granted by the Board.

                  He shall disburse, or permit to be disbursed, the funds of the
            Company as may be ordered, or authorized generally, by the Board, and shall render to the President of the Company and the Directors whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the Company.

                  He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Operating Agreement or from time to time by the Board.

                  If required by the Board, he shall give the Company a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of

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            the duties of his office, and for the restoration to the Company, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Company.

            (c) Standard of Conduct. Each of the Officers shall discharge the duties of an office in good faith and in a manner he reasonably believes to be in the best interest of the Company. In discharging his duties, the Officer is entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by employees of the Company whom the Officer reasonably believes to be reliable and competent in the matters presented; or legal counsel, public accountants, or other persons as to matters the Officer reasonably believes are within the person's professional or expert competence. An Officer is not acting in good faith who has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted. An Officer shall not be liable for any action taken as an officer, or any failure to take any action, if the Officer has performed the duties of the office in compliance with this provision.

            (d) Compensation. The salaries and other compensation of the Officers and employees of the Company shall be as determined by the Board from time to time.

            (e) Removal. The Board may remove any of the Officers at any time, with or without cause, but no such removal shall affect the contractual rights, if any, of the Officer so removed.

            (f) Resignation. An Officer may resign at any time by delivering written notice to the Board. A resignation is effective without acceptance when the notice is delivered to Board, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Board accepts the future effective date, the Board may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An Officer's resignation does not affect the Company's contractual rights, if any, with the Officer.

                                   ARTICLE VI
                           CONTRIBUTIONS AND EXPENSES

      6.1 Capital Contributions. Goodyear and Treadco have made the Capital Contributions described in the JV Agreement attached hereto as Exhibit D. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Operating Agreement. Each Additional Member shall make the Capital Contribution described in the Admission Agreement. The value of the Additional Member's Capital Contribution and the time for making such contribution shall be set forth in the Admission Agreement admitting that Additional Member as a Member.

      6.2 No Additional Capital Contributions. In the event additional funds (over and above the Capital Contributions which are made by the Members pursuant to Section 6.1) are required or desired to carry on the business and purposes of the Company, the Company will obtain such funds from loans from third parties borrowed pursuant to Section 6.3 or from grants from third parties. In no event shall any Member be required to make any additional Capital Contribution to the Company.

      6.3 Bank Facility and Loans by Third Parties. Goodyear shall use its reasonable best efforts to arrange a bank facility for Wingfoot by the Effective Time; provided that such bank facility shall be non-recourse to Goodyear and Treadco. In the event that additional funds (over and above the Capital Contributions which are made by Members pursuant to Section 6.1 and the aforementioned bank facility) are required or desired to carry on the business and purposes of the Company, the Board may arrange for the Company to borrow money secured by mortgages, deeds of trust or security interests in the property or assets of the Company, if necessary.

      6.4 Loans by the Members. Notwithstanding any provision of this Article VI to the contrary, in the event that interim funds beyond the Capital Contributions of the Members and any available financing from third parties borrowed pursuant to Section 6.3 are required from time to time for costs, expenses or obligations of the Company, the Members may, but shall not be obligated to, loan those additional funds, or a portion thereof, to the Company to cover those interim needs of the Company. The Board shall make the determination whether such loans shall be requested of the Members. Any such loan shall be a debt and obligation of the Company to be evidenced by a promissory note ("Loan Note") bearing interest, until repaid in full, not to exceed a rate per annum equal to the lesser of (a) the highest rate for which parties may legally contract or (b) the then-current rate quoted as the "Prime Rate" in the Market Rates column in the Wall Street Journal (or, if no such rate is published, such other, equivalent rate as reasonably selected by the Board). Any loan made by the Members pursuant to this Section 6.4 shall be repaid to the Members together with any interest accrued thereon (i) as a priority payment from the net taxable income of the Company or (ii) if outstanding at the time of the Company's dissolution and liquidation, in accordance with Section 9.3.

                                   ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS

      7.1 Allocation of Net Profit or Net Loss from Operations. (a) Except as otherwise provided in Exhibit E attached hereto, the Net Profit or Net Loss (as such terms are hereinafter defined) of the Company, and each item of income, gain, loss, deduction, or credit attributable thereto, (other than gain or loss arising from a Taxable Disposition) shall be allocated among the Members in proportion to their respective Membership Interests. For purposes hereof, (i) Net Profit or Net Loss shall mean the net profit or net loss, as the case may be, of the Company for federal income tax purposes, as determined by the Company's accountants, and (ii) except as set forth in Section 7.1(b), Net Profit or Net Loss shall be considered to have been earned ratably over the fiscal year of the Company.

            (b) Allocation of Net Profits and Net Losses and Distributions in respect of a transferred Interest. If any Membership Interest is assigned, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such fiscal year shall be divided and allocated by taking into account the varying interests of each Person during the period in accordance with Code Section 706(c), using any conventions permitted by law and selected by the Members. In the case of an assignment, all Distributions on or before the date of any such assignment shall be made to the assignor Member, and all Distributions thereafter shall be made to the assignee; provided, however, that solely for purposes of making such allocations and Distributions, the Company shall recognize such assignment not later than the end of the calendar month during which it is given notice of such assignment and such other information with respect to the assignment as the Members may reasonably require. The Members and the Company shall incur no liability to the assignor Member or the assignee for making allocations and Distributions in accordance with the provisions of this Article VII, whether or not the Members or the Company have knowledge of any assignment of any Membership Interest.

      7.2 Allocation of Gain or Loss from Taxable Dispositions of Less Than All or Substantially All of the Property of the Company. Except as otherwise provided in Exhibit E hereto, in the event of any sale, exchange, or other disposition of any portion but less than all or substantially all of the Property of the Company ("Taxable Disposition"), the gain or loss resulting therefrom shall be allocated among the Members in proportion to their respective Membership Interests. For purposes of this Section 7.2, gain or loss arising from a Taxable Disposition shall be taken into account as of the date thereof.

      7.3 Allocation of Gain or Loss from Taxable Dispositions of All or Substantially All of the Property of the Company. Except as otherwise provided in Exhibit E attached hereto, in the event of any sale, exchange, or other disposition of all or substantially all of the Property of the Company (also a "Taxable Disposition"), the gain or loss resulting therefrom shall be allocated among the Members as follows:

            (a) Any gain realized by the Company upon the sale or other disposition of all or substantially all of the assets of the Company pursuant to the dissolution and liquidation of the Company shall be allocated among the Members (after crediting or charging to the Members' Capital Accounts, as the case may be, the appropriate portion of all Net Profit, Net Loss, gain or loss of the Company for the then current fiscal year in accordance with Sections 7.1 and 7.2 and all amounts distributed or to be distributed for such year under Sections 7.4), as follows and in the following order of priority:

                  (i) If the Capital Account of any Member shall have a negative balance, gain first shall be credited to the Capital Account of such Member until the balance equals zero. If the Capital Accounts of more than one Member shall have a negative balance, gain shall be credited to the Capital Accounts of all such Members with negative balances in the proportion which the negative balance of such Member bears to the negative balances of all such Members, until the balances of the Capital Accounts of all such Members shall equal zero; and

                  (ii) In the event that the Capital Account of any Member shall have a positive balance, gain next shall be credited to the Capital Accounts of the

            Members to the extent necessary to make the positive balance of each Member's Capital Account proportionate (in accordance with the Membership Interests of the Members in the Company) to the positive balance, if any, of the Member with the highest positive balance in his Capital Account at such time; and

                  (iii) The remaining balance of gain, if any, shall be credited to the Capital Accounts of the Members in accordance with the Membership Interests of the Members in the Company.

            (b) Any loss incurred by the Company upon the sale or other disposition of all or substantially all of the assets of the Company pursuant to a dissolution and liquidation of the Company shall be allocated among the Members (after crediting or charging to the Members' Capital Accounts, as the case may be, the appropriate portion of all Net Profit. Net Loss, gain or loss of the Company for the then current fiscal year in accordance with Sections 7.1 and 7.2 and all amounts distributed or to be distributed for such year in accordance with Section 7.4), as follows and in the following order of priority:

                  (i) If the Capital Account of any Member shall have a positive balance, loss first shall be charged to the Capital Account of such Member until the balance equals zero. If the Capital Accounts of more than one Member shall have a positive balance, loss shall be charged to all such Members with positive balances in the proportion which the positive balance of such Member bears to the positive balances of all such Members, until the Capital Accounts of all such Members shall equal zero;

                  (ii) In the event the Capital Account of any Member shall have a negative balance, loss next shall be charged to the Capital Accounts of the Members to the extent necessary to make the negative balance of each Member's Capital Account proportionate (in accordance with the Membership Interests of the Members in the Company) to the negative balance of the Capital Account of the Member with the greatest negative balance in his Capital Account at such time; and

                  (iii) The remaining balance of loss, if any, shall be charged to the Capital Accounts of the Members in accordance with the Membership Interests of the Members in the Company.

      7.4 Distributions. (a) Tax Distributions. The Company shall make distributions to the Members pursuant to Section 2.1(c)(ii) of the JV Agreement. Additional distributions are subject to the approval of the Board,

            (b) No Member shall be entitled to make withdrawals from the Company except to the extent of distributions made pursuant to express provisions of this Operating Agreement. Except as provided in Section 2.1(c)(ii) of the JV Agreement, Tax Distributions may be made in cash or in property; or partly in each, but no Member shall have the right to require that a distribution be made other than in cash.

      7.5 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with Exhibit E attached hereto. The provisions of Exhibit E are intended to comply with the requirements of Section 1.704-1 (b)(2)(iv) of the Regulations with respect to substantial economic effect and shall be interpreted and applied accordingly. Except as otherwise provided in this Operating Agreement, the Capital Account of a Member shall be determined after giving effect to all allocations of Net Profit, Net Loss, gain, or loss of the Company for the current fiscal year (or portion thereof) as well as all Distributions for the year in respect of transactions effected prior to the date as of which the determination is to be made. To the extent that a portion (but less than all) of any Member's Membership Interest in the Company is transferred to another Person at any time as permitted by this Operating Agreement, the Capital Account of the Member shall be divided into separate Capital Accounts for the Member (to the extent the Member retains an interest in the Company) and for the other Person in proportion to the relative percentage interest in the Company held by each of them after the transfer. Except for the Capital Contributions required by Section 6.1 and as set forth on Exhibit E, no Member as such shall be required to make any further contribution to the capital of the Company to restore a deficit in its Capital Account or to discharge any liability of the Company, nor shall any Member be personally liable for any liabilities or obligations of the Company, except as otherwise provided by law.

      7.6 Accounting. Full and complete books of account of the Company shall be kept in accordance with generally accepted accounting principles and shall be maintained at all times by Wingfoot at the Company's principal office or at such other place as the Board may determine from time to time. The basis on which the Company's books of account are kept for federal income tax purposes shall be determined by the Board. All costs and expenses of keeping the books of account and the fees for any accounting services shall be deemed and treated as expenses of the Company. The books of account shall be closed and balanced as of the end of each fiscal quarter, and the Net Profit or Net Loss, as the case may be, of the Company determined as herein provided. Copies of the Company's audited annual financial statements prepared by the Company's accountants accompanied by a report of federal income tax information as of the end of each fiscal year, shall be furnished by the Board to each Member within sixty (60) days of the end of each fiscal year. Each Member shall have the right to examine and audit (at the expense of the Member) the books of account during reasonable business hours.

      7.7 Tax Elections. The Board or an Officer may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

      7.8 Tax Matters Partner. Goodyear shall be the tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code.

                                  ARTICLE VIII
               ASSIGNMENTS AND TRANSFERS OF MEMBERSHIP INTERESTS;
                                   WITHDRAWAL

8.1 Restrictions on Pledging and Encumbering. Except as permitted by Section 4.1(a)(iv) of the JV Agreement, No Member may mortgage, pledge, hypothecate, collaterally assign, or otherwise encumber or permit or suffer the encumbrance of all or any fractional portion of such Member's Membership Interest in the Company, without the prior written consent of a Majority-in-Interest of the other Members, and, except as otherwise expressly provided in this Article VIII, no Member may sell, assign, transfer, or otherwise dispose of all or any fractional portion of his Membership Interest in the Company, whether voluntarily, involuntarily, or by operation of law; provided that nothing contained in this Section 8.1 shall be deemed to prohibit the pledge or assignment to the Company of a Member's Membership Interest in the Company for the purpose of securing the repayment by such Member of a promissory note, if any, payable to the order of the Company.

      8.2 Permitted Assignments and Transfers. (a) Transfers to Members and Affiliates. Subject to and in full compliance with the terms and conditions of this Operating Agreement and the Act, a Member may sell, assign, or otherwise transfer all or a fractional portion of such Member's Membership Interest in the Company to the extent hereinafter provided to any other Member, or to any Person (permitted to be a member of a limited liability company under the laws of the State) in which any Member or Members hold(s) a one hundred percent (100%) interest; provided that the shares of any such corporation, or the interests in any such trust, partnership, or other Person, as the case may be, shall be made subject to the same restrictions on transfer as are set forth in this Article VIII.

            (b) Transfers to Unaffiliated Third Parties. Notwithstanding anything herein to the contrary, Treadco shall have no right to sell, assign or otherwise transfer its Membership Interest to an unaffiliated third party other than pursuant to its "tag along" rights in Section 4.1(a)(iii) of the JV Agreement Goodyear's right to sell, assign or otherwise transfer its Membership Interest to an unaffiliated third party shall be subject to Treadco's "tag along" rights in Section 4.1 (a)(iii) of the JV Agreement.

      8.3 Rights of Assignees. The Assignee of a Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive the Distributions and return of capital, and to be allocated the Net Profits or Net Losses attributable to the Membership Interest.

      8.4 Admission of Substitute Members. An Assignee of a Membership Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interest only with the approval of all of the remaining Members. The Members may grant or withhold the approval of such admission for any reason in their sole and absolute discretion. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership

Interest. In addition, a Substitute Member is liable for the obligations of the assignor to make any unpaid Capital Contributions.

      8.5 Admission of Additional Members. The Members may permit the admission of Additional Members by unanimous consent of all of the other Members and determine the Capital Contributions of such Additional Members. Each Additional Member approved for admission to the Company should execute an agreement containing the terms of the Additional Member's admission to the Company (the "Admission Agreement").

      8.6 Transfers of Membership Interest Pursuant to the JV Agreement. Notwithstanding the provisions of Section 8.7. each Member hereby agrees, on behalf of itself, its legal representative and its successors in interest, that it will sell and transfer its Membership Interest pursuant to the terms and conditions of Section 4.1 of the JV Agreement.

      8.7 Additional Restrictions on Transfer, etc. Notwithstanding the foregoing provisions of this Article VIII, no Membership Interest in the Company may be sold, assigned, transferred, or otherwise disposed of at any time if such disposition (a) would be deemed to result in a termination of the Company under
Section 708(b) of the Code any corresponding provisions of subsequent federal law, or the applicable rules or regulations thereunder, except that this subclause (a) shall not prevent a required transfer pursuant to Section 8.6 above. (b)would cause the Company to be taxed as an association for federal income tax purposes under the Regulations, or (c) would not be exempt from registration requirements of the Securities Act of 1933, as amended, or would not be in compliance with any applicable slate blue sky or securities laws. Accordingly, no such Membership Interest may be sold, assigned, transferred, or otherwise disposed of on any basis whatsoever without delivery to all other ' Members of an opinion of such counsel as is satisfactory to all other Members and in form and substance satisfactory to all other Members that such sale, assignment, transfer, or other disposition (x) will not cause any of the events described in subclauses (a) (unless such disposition is a required transfer pursuant to Section 8.6 above), or (b) above to occur and (y) will be exempt from or in compliance with the registration requirements referred to in subclause (c)above.

      8.8 Survival of Restrictions on Transfer, etc. (a) In the event of a sale, assignment, transfer, or other disposition pursuant to this Article VIII other than a transfer pursuant to Section 8.6 above, the Membership Interest so sold, assigned, transferred, or otherwise disposed of shall remain subject to all terms and conditions of this Operating Agreement, and the transferee shall execute and deliver written instruments). in form and substance satisfactory to the Board, agreeing to become a Member for all purposes hereof and to be bound by all terms and conditions of this Operating Agreement; provided, that in the event such sale, assignment, transfer, or other disposition is to a trust, the instrument to be delivered may provide that the trustee for such trust (and any successor trustee) shall have no personal liability to the Company or to the Members arising by reason of serving in such capacity, and such trustee's liability, as trustee, shall be limited to the assets held by him or it, as trustee of such trust. The restrictions on transfer and options to purchase contained in this Operating Agreement shall survive the termination of this Operating Agreement and shall continue to be binding on the Parties hereto and their respective heirs, personal representatives, successors and assigns so long as they shall hold title to the assets of the Company as tenants in common or by some other form of joint or common ownership.

            (b) Neither the Company nor any Member shall be required to recognize the purported transferee of any sale, assignment, transfer, or other disposition of an interest not made strictly in accordance with the restrictions and requirements contained in this Article VIII, and, in the event a Member attempts to sell, assign, transfer, or otherwise dispose of all or a fractional portion of his Membership Interest in the Company other than as permitted by and in accordance with this Operating Agreement, (i) such attempted sale, assignment, transfer, or other disposition shall be void and of no force or effect and (ii) at the option of the non-transferring Members, exercisable by notice to the transferor within sixty (60) days following the date on which the non-transferring Members receive notice or have actual knowledge of such attempted sale, assignment, transfer, or other disposition, the transferor shall be treated as having withdrawn from the Company for purposes of Section 8.7 hereof.

            (c) The Company may not recognize for any purpose any purported disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Article VIII have been satisfied and the Members have received, on behalf of the Company, a document (i) executed by both the Member effecting the disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest or part thereof is disposed. (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Operating Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Membership Interests and the Commitments after the disposition of the Member effecting the disposition and the Person to which the Membership Interest or part thereof is disposed (which together must total the Membership Interest and the Commitment of the Member effecting the disposition before the disposition), and (iv) containing a representation and warranty that the disposition was made in accordance with all applicable laws and regulations (including, without limitation, securities laws).

            (d) The Member effecting a disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the disposition or admission (including reasonable attorney's fees) on or before the tenth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date until paid at a rate per annum equal to the Prime Rate.

                                   ARTICLE IX
                           DISSOLUTION AND WINDING UP

      9.1 Dissolution. The Company shall be dissolved, and its affairs wound up, upon the first to occur of the following events (which shall constitute "Dissolution Events"):

            (a) The unanimous written consent of all of the Members;

            (b) Entry of a decree of judicial dissolution under Section 1705.47 of the Ohio Revised Code; or

            (c) The sale of all or substantially all of the Company's assets.

      9.2 Effect of Dissolution. Upon the occurrence of a Dissolution Event, the Company shall continue its existence until the winding up of the affairs of the Company is completed and the Certificate of Dissolution has been issued by the Secretary of State. A reasonable time shall be allowed for the orderly liquidation of the Property of the Company and the discharge of Company liabilities to creditors so as to minimize the normal losses attendant to such liquidation.

      9.3 Distribution of Assets on Dissolution. Upon the winding up of the Company, the Company Property shall be distributed in the following order of priority:

            (a) To creditors, excluding Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

            (b) To Members who are creditors of the Company in satisfaction of Company liabilities including, without limitation, the repayment of principal and interest on Loan Notes; and

            (c) To Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's fiscal year in which the liquidation occurs.

      Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's fiscal year or, if later, within ninety (90) days after the date of liquidation. Such distribution shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Board.

      9.4 Final Accounting. Each of the Members shall be furnished with a statement audited by the Company's accountants, which shall set forth the assets and liabilities of the Company as at the date of distribution and liquidation of the Company.

      9.5 Winding Up and Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a Certificate of Dissolution shall be delivered to the Secretary of State for filing. The Certificate of Dissolution shall set forth the information required by the Act.

                                   ARTICLE X
                                   AMENDMENT

      10.1 Authority to Amend: Board. This Operating Agreement may be amended by the Board, without the consent or approval of any Member, if (i) the amendment is solely for the purpose of clarification and does hot change the substance hereof; (ii) the amendment is, in the written opinion of outside counsel to the Company, necessary or appropriate to satisfy requirements of the Code or the Act with respect to limited liability companies or of any federal or state securities laws or regulations; or (iii) the amendment is necessary, in the written opinion of outside counsel to the Company, to implement or effectuate any provision of this Operating Agreement.

      10.2 Authority to Amend: Members. Except for amendments which are authorized pursuant to Section 10.1, amendments to this Operating Agreement shall be made only with the approval of a those Members with Membership Interests in the aggregate which exceed seventy- five (75%) of the total Membership Interests pursuant to Section 4.3(b). The approval of the Members may be obtained by the written consent or approval, or the affirmative vote at a meeting, of the Members and, if the requisite consents or approvals are obtained as herein provided, each Member agrees to execute all documents and instruments necessary to implement such amendment so approved. No amendment, however, shall be made pursuant to any provision of this Article that would disqualify the Company as an entity classified as a partnership for federal income tax purposes or adversely affect the limited liability of the Members, without disclosure thereof to the Members and the approval of all Members.

                                   ARTICLE XI
                               DISPUTE RESOLUTION

      11.1 Procedures. The Parties agree that if any dispute or controversy, other than a matter for which a Party is entitled to specific performance or injunctive relief, arises out of this Agreement or any of the other documents to be delivered hereunder or the performance, breach, validity, interpretation or enforcement thereof, it is in the best interests of the Parties for such dispute or controversy to be resolved in the shortest time and with the lowest cost of resolution practicable. Consequently, the Parties agree to resolve any dispute or controversy, other than a matter for which a Party is entitled to specific performance or injunctive relief, without resort to the courts. If any dispute or controversy arises, the Parties will comply with the following procedures:
(a) the Party believing a dispute to exist will give the other Parties prompt written notice thereof, setting forth in reasonable detail the facts alleged to give rise to such dispute, any relevant contractual provisions, the nature of any claimed default or breach and a statement of the manner in which such Party believes the dispute should be resolved; (b) within 20 days after receipt of such notice, each Party against whom relief is sought in connection with such dispute will deliver a written response, setting forth in reasonable detail its views of the facts alleged to give rise to such dispute, any relevant contractual provisions, the nature of the claimed default or breach and a statement of the manner in which such Party believes the dispute should be resolved; and (c) if the Parties do not agree on the manner in which the dispute should be resolved, they will arrange to hold a meeting within 10 days after delivery of the response. Each

Party shall have in attendance at such meeting a representative with the authority to resolve such dispute. At the meeting (and any adjournments thereof), the Parties will negotiate in an attempt to agree as to whether a dispute exists, the exact nature of the dispute and the manner in which the dispute should be resolved. If deemed appropriate by the Parties, a professional mediator may be engaged to assist in resolving the dispute. Any resolution of the dispute will be evidenced by a written agreement setting forth in reasonable detail the actions to be taken by each Party. If no such written agreement is reached within 20 days after the first meeting (the "Negotiation Period"), a Party may pursue binding arbitration with respect to such dispute pursuant to
Section 11.2.

      11.2 Arbitration. (a) Binding Arbitration. To the extent that the dispute resolution procedures set forth in Section 11.1 are unsuccessful, all disputes and controversies arising out of or relating to this Agreement or any of the other documents to be delivered hereunder, or the performance, breach, validity, interpretation or enforcement thereof, will be resolved by binding arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules (the "Rules") of the AAA, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

            (b) Notice: Selection of Arbitrators. A party may initiate arbitration by sending written notice of its intention to arbitrate to the other Parties and to the AAA office located in Chicago, Illinois (the "Arbitration Notice") within five Business Days after expiration of the Negotiation Period. The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Chicago. Illinois before three independent and impartial arbitrators experienced in legal matters related to the commercial truck tire industry. Each Party will be entitled to select one arbitrator, and the two individuals so selected will select the third arbitrator.

            (c) Procedures. Except as otherwise specifically provided herein, the arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Rules. The arbitrators' authority to make any award will be based on and limited by the Laws of the State of Ohio and the terms and conditions of this Agreement. The arbitrators will deliver their decision in writing, together with a summary of the reasons for their decision, including citations to legal authority to the extent appropriate. The decision of the arbitrators will be final and binding on all Parties and their successors and permitted assignees. A judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The Parties intend that this agreement to arbitrate be irrevocable.

            (d) Hearings: Decisions. The panel of arbitrators will be selected no later than 45 days after the date of the Arbitration Notice. The Parties will request that the arbitration hearing commence no later than three months after the panel of arbitrators is selected and that the arbitrators render their decision no later than 30 days after the close of the hearing, in accordance with AAA Rules.

            (e) In any matter submitted for arbitration hereunder, each party to such arbitration shall specify to the arbitrator the relief that such party believes should be granted, including, in matters including claims for the payment of money, the amount of monetary damages that should be awarded (the "Relief"). In determining any matter submitted for arbitration hereunder, the arbitrator shall be required to determine which party shall prevail and shall award the Relief proposed by the prevailing party and shall have no power to make any compromise award or grant any other relief or make any other award of monetary damages with respect to such arbitration. In the event that multiple matters are submitted for arbitration in one Proceeding, the provisions of this section shall be applied on a matter-by-matter basis.

            (f) Fees and Costs of Arbitration. The arbitrators' fees and costs will conform to the then current AAA fee schedule and will be borne equally by Goodyear and Treadco.

            (g) Limitations. The Parties agree that, notwithstanding anything to the contrary in this Section 11.2, any award made by the arbitrators will be consistent with the terms and conditions of this Agreement and that any award will be restricted to a remedy that would be available to a Party under this Agreement.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

      12.1 Entire Agreement. This Operating Agreement and the Exhibits hereto, together with the JV Agreement and its Schedules and Exhibits, represent the entire agreement by and among all the Members. With respect to the operation and management of Wingfoot, if there is a conflict between this Operating Agreement and the JV Agreement, the provisions of the JV Agreement shall control.

      12.2 No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Ohio Uniform Partnership Act (Chapter 1775 of the Ohio Revised Code) nor the Ohio Uniform Limited Partnership Act (Chapter 1782 of the Ohio Revised Code). The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to such other Member who incurs personal liability by reason of such wrongful representation.

      12.3 Rights of Creditors and Third Parties Under Operating Agreement. This Operating Agreement is entered into by and among the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Operating Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Operating Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

      12.4 Governing Law. This Operating Agreement shall be governed by and construed in accordance with, and the Company shall be governed by, the laws of the State of Ohio, without regard to the choice of laws provisions therein.

      12.5 Fiscal Year. The Company's fiscal year for financial and income tax purposes shall be the calendar year.

      12.6 Counterparts. This Operating Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on all Members, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      12.7 Agreement for Further Execution. As required from time to time in furtherance of the business of the Company, the Members agree to (a) sign and acknowledge any certificate required by law, (b) sign and acknowledge any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law (c) sign, certify, acknowledge, and swear to (if necessary) similar certificates, affidavits, or certificates or fictitious firm name, trade name or the like (and any amendments or cancellations thereof) required by the laws of the State of Ohio or any other jurisdiction in which the Company does, or proposes to do, business, and to cause the filing of any of the same for record wherever such filing shall be required by law, and (d) execute and deliver such further instruments as may be necessary or appropriate to carry out the intent and purposes of this Operating Agreement.

      12.8 Severability. If any provision of this Operating Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the fullest extent permitted by law.

      12.9 Notices. Any notice to the Members or to the Company shall be deemed to have been properly given as of the date on which such notice is hand-delivered, or if sent by telecopy, on the day such telecopy is sent to the Company's principal office, and in the case of notices to the Members, to each of the Members at their respective telecopy numbers set forth on Exhibit B attached hereto, or, if mailed, on the third (3rd) business day following the day on which such notice is so mailed, by prepaid registered or certified mail (return receipt requested) addressed, in the case of notices to the Company, to the Company's principal office, and in the case of notices to the Members, to each of the Members at their respective addresses set forth on Exhibit B attached hereto. Notices given to the Company shall also be given to each Member. Any Member may, from time to time, change the address and/or telecopy number to which notices are to be served upon him by giving at least ten (1.0) days prior written or telecopy notice to the Company and to each of the other Members, in the manner aforesaid.

      12.10 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not be deemed a waiver of such violation or failure to perform or of any subsequent violation or failure to perform.

      12.11 Headings, etc. The word "Section" and the titles or captions contained in this Operating Agreement are for convenience of reference only and in no way define, limit, extend, and/or describe and scope of this Operating Agreement or the intent of any of the provisions hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identification of the person or persons may require.

      12.12 Member Bids. If at any time the assets of the Company, or any portion thereof, are to be sold pursuant to the directive or supervision of any court of competent jurisdiction, each of the Members shall be entitled to bid at such sale(s).

      IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement on the dates indicated below.

                                     THE GOODYEAR TIRE & RUBBER CO.

October 31, 2000                     By: /s/ Clark E. Sprang
                                         ----------------------------------
                                         Clark E. Sprang, Senior Vice President,
                                         Business Development and Business
                                         Integration

                                     TREADCO, INC.

October 31, 2000                      By: /s/ David E. Loeffler
                                          ---------------------------------
                                          David E. Loeffler, Treasurer